Exhibit 10.7

FIRST AMENDMENT

TO EMPLOYMENT AGREEMENT

AMENDMENT made effective the 1st day of August, 2007 to the Employment Agreement dated November 9, 2005, between Answerthink, Inc. (the “Company”) and Grant Fitzwilliam (the “Executive”).

WHEREAS the Company and the Executive have entered into the Employment Agreement dated November 9, 2005 (the “Employment Agreement”); and

WHEREAS the Company and the Executive desire to amend the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1. A new Section 5(f) shall be added to the Employment Agreement and shall read as follows:

(f) Restricted Stock Units. Except as otherwise provided herein, all restricted stock units previously granted by the Company to the Executive, except for those restricted stock units issued on February 16, 2007, shall continue to vest according to their respective vesting schedules notwithstanding a termination of the Executive’s employment.

2. All other provisions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the day and year first hereinabove written.

Answerthink, Inc.
Attest:

By:	By:
Name:
Title:

Grant M. Fitzwilliam
Attest:

By:	/s/ Grant M. Fitzwilliam